UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2014
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

20 Kingsbridge Road, Piscataway, New Jersey	08854
(Address of principal executive offices)	(Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Enzon Pharmaceuticals, Inc. (the “Company”) has determined that it will submit, at next year’s 2015 annual meeting of stockholders, the Company’s Section 382 rights plan (the “Section 382 Rights Plan”) to a binding vote by the Company’s stockholders for ratification. As previously disclosed, the Section 382 Rights Plan was adopted by the Company’s Board of Directors on April 30, 2014 in an effort to protect stockholder value by attempting to protect against a possible limitation on the Company’s ability to use its net operating loss carryforwards. Additional information regarding the Section 382 Rights Plan is contained in the Company’s Current Report on Form 8-K and the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2014.

Participants in the Solicitation and Additional Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s upcoming 2014 annual meeting of stockholders to be held on May 28, 2014. The Company has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2014 annual meeting of stockholders, which was filed with the SEC on April 16, 2014 and may be obtained free of charge from the SEC’s website at http://www.sec.gov or the Company’s website at http://www.enzon.com. Stockholders are urged to read the definitive proxy statement because it contains important information. Information concerning the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the definitive proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: May 19, 2014	By:	/s/ George W. Hebard III
Name: George W. Hebard III
Title: Interim Principal Executive Officer, Interim Chief Operating Officer and Secretary